UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    November 15, 2004

    Meredith Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Delaware
(State or Other Jurisdiction of Incorporation)

0-024594	95-4246740
(Commission File Number)	(IRS Employer Identification No.)

3000 Sand Hill Road, Building 2, Suite 120, Menlo Park, California (Address of Principal Executive Offices)	94025 (Zip Code)

    (650) 233-7140
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.   Material Modification to Rights of Security Holders.

On November 15, 2004, the registrant filed an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware that:

    (1)        reduced the number of authorized common shares from 15,000,000 to 4,000,000;

    (2)        authorized the issuance of up to 1,000,000 shares of preferred stock; and

    (3)        adjusted the share ownership limitations to

                  (a)        allow Allen K. Meredith to own up to 39% of the Company’s outstanding shares,

                  (b)        reduce the ownership limit of the Company’s other stockholders from 5.0% to 2.5%, and

                  (c)        clarify the ownership limits.

Although the amendment forbids any stockholder who now beneficially owns more than 2.5% of the registrant’s outstanding common shares from increasing that ownership in the future, the stockholder can retain indefinitely the shares the stockholder now owns. The amendment was authorized by the stockholders of the registrant at the annual meeting of stockholders of the registrant held on October 29, 2004.

Item 9.01.   Financial Statements and Exhibits.

(c)              Exhibits:

3.1	Certificate of Amendment to the Certificate of Incorporation of MeredithEnterprises, Inc. filed with the Secretary of State of the State of Delaware on November 15, 2004.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

MEREDITH ENTERPRISES, INC.

Date: November 16, 2004	/s/ Charles P. Wingard Charles P. Wingard Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Amendment to the Certificate of Incorporation of MeredithEnterprises, Inc. filed with the Secretary of State of the State of Delaware on November 15, 2004.

4